Exhibit 99.2

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC. 3250 Van Ness Avenue San Francisco, CA 94109	Sharon L. McCollam Executive Vice President, CFO (415) 616-8775

Stephen C. Nelson Director, Investor Relations (415) 616-8754

Christy M. Chanslor Investor Relations (415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces Additional Stock Repurchase Authorization of 2,000,000 Shares

San Francisco, CA, May 24, 2005 — Williams-Sonoma, Inc. (NYSE: WSM) today announced that its Board of Directors has authorized the repurchase of up to 2,000,000 shares of the Company’s common stock.

Stock repurchases under this program may be made through open market and privately negotiated transactions at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements and other market conditions. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.

Ed Mueller, Chief Executive Officer, commented, “The stock repurchase program is designed to enhance shareholder value and to offset share issuances under the Company’s employee compensation plans. The Board’s action is a reflection of the Company’s strong cash flow, which the Board believes is sufficient to support the Company’s continued growth strategies in addition to share repurchases under this program. Between January 2003 and April 2005 the Company repurchased a total of 6,423,400 shares under its previous repurchase authorizations at an approximate cost of $200 million.”

Under the Company’s previous stock repurchase program, approved by the Board of Directors in May 2004, there are 76,600 shares remaining eligible for repurchase. As of May 1, 2005, there were 115,713,000 common shares outstanding.

❑	FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to the stock repurchase program, the Company’s cash flow, and the Company’s growth strategies.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include accounting adjustments as we close our books for the first quarter of 2005; new interpretations of current accounting rules; changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; construction and other delays in store openings; competition from companies with concepts or products similar to our concepts and products; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management commensurate with customer demand; our ability to anticipate and manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in Internet marketing, infrastructure and regulation; changes in consumer spending based on weather, economic, political, competitive and other conditions beyond our control; construction delays on infrastructure projects based on weather or other events; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; our ability to control employment, occupancy and other operating costs; our ability to improve and control our systems and processes; changes to our information technology infrastructure; the effect of the 2004 natural disaster in Asia; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended January 30, 2005 and all subsequent current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

❑	ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a nationwide specialty retailer of high quality products for the home. These products, representing seven distinct merchandise strategies - Williams-Sonoma, Pottery Barn, Pottery Barn Kids, PBteen, Hold Everything, West Elm and Williams-Sonoma Home - are marketed through 552 stores, eight mail order catalogs and six e-commerce websites.

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